Exhibit 5.1

[GREENBERG TRAURIG LETTERHEAD]

January 2, 2018

Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive
Suite 680
Las Vegas, Nevada 89135

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Full House Resorts, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof.

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus provides for the offering of the following securities: (i) shares of the Company's common stock, $0.0001 par value per share ("Common Stock"); (ii) one or more series of the Company's debt securities (collectively, "Debt Securities"), which may be issued pursuant to an indenture between the Company, as issuer, and a trustee to be named therein (the "Trustee"), in the form attached as Exhibit 4.2 to the Registration Statement (as such indenture may be amended or supplemented from time to time, the "Indenture"); (iii) warrants to purchase Common Stock, Debt Securities or any combination of those securities ("Warrants"); (iv) rights to purchase Common Stock or any other securities offered under the Registration Statement ("Rights"); (v) purchase contracts of the Company ("Purchase Contracts"), including contracts obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, a specific or variable number of the Company's securities at a future date or dates; and (vi) units comprised of two or more of the foregoing ("Units"). The Common Stock, Debt Securities, Warrants, Rights, Purchase Contracts and Units are collectively referred to as the "Securities." The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $125,000,000.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a)     the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)     the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c)     no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)     a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)     the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement

(including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f)     the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g)     the Indenture, as executed and delivered, will comply in all applicable respects with the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations promulgated thereunder, and the Indenture will have been duly qualified under the Trust Indenture Act prior to the offering and sale of Debt Securities;

(h)     the Securities offered and sold and the terms of the Indenture, as executed and delivered, do not and will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(i)     the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered and to execute and deliver the Indenture;

(j)     the Securities offered and sold and the terms of the Indenture, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(k)     a definitive purchase, underwriting, sales or similar agreement (each a "Purchase Agreement") with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(l)     any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed in paragraphs 2, 3, 4, 5, 6 and 7 below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) the waiver of rights or defenses contained in Section 4.4 of the Indenture, (ii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (iii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (v) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (vi) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (vii) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (viii) any provision requiring the payment of interest on interest, (ix) the creation, validity, attachment, perfection, or priority of any lien or security interest, (x) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (xi) waivers of broadly or vaguely stated rights, (xii) provisions for exclusivity, election or cumulation of rights or remedies, (xiii) provisions authorizing or validating conclusive or discretionary determinations, (xiv) grants of setoff rights, (xv) proxies, powers and trusts, (xvi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xvii) provisions purporting to make a guarantor primarily liable rather than as a surety, (xviii) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xix) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xx) compliance with any usury laws, (xxi) the severability, if invalid, of provisions to the foregoing effect, (xxii) the securities or "Blue Sky" laws of any state relating to the offer or sale of the Securities and (xxiii) the antifraud provisions of the securities or other laws of any jurisdiction.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we have assumed for purposes, with your consent, that (i) the Trustee is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee has and will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture, (iii) the Trustee is and will be duly qualified to engage in the activities contemplated by the Indenture, (iv) the Indenture has been and will be duly authorized, executed and delivered by the Trustee and constitutes and will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (v) the Trustee is and will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

We have also assumed, with your consent, that: (i) the Debt Securities, the Indenture and any related supplemental indenture or resolutions of the Company's board of directors or officers' certificate establishing the terms thereof will be governed by the internal laws of the State of New York; (ii) the Warrants and any related warrant agreement, the Rights and any related rights agreement, the Purchase Contracts and any related purchase contract agreement, and the Units and any related unit agreement (collectively with the documents set forth in (i) above, the "Documents") will be governed by the internal laws of the State of Delaware; (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iv) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

We are opining herein only as to the federal laws of the United States and the internal laws of the State of New York (solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company), and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported Delaware judicial decisions interpreting such law and such provisions), in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") to issue up to an aggregate of 100,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 100,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.     When (a) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (b) the Debt Securities and any required amendment or supplement to the Indenture have been duly established in accordance with the Indenture and all applicable law by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture (as so amended or supplemented), the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such Debt Securities may be convertible, exchangeable or redeemable), such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.     When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.     When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.     When (a) a purchase contract agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such purchase contract agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Purchase Contracts have been duly established in accordance with such purchase contract agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Purchase Contracts), and (c) the related Purchase Contracts have been duly executed, issued and delivered against payment therefor in accordance with such purchase contract agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities underlying the Purchase Contracts), such Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     When (a) a unit agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP